
<ARTICLE>                    7
<LEGEND>                     THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                             INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                             INC. DATED SEPTEMBER 30, 1994 AND IS QUALIFIED IN
                             ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                             STATEMENTS.
<MULTIPLIER>                 1,000

<PERIOD-TYPE>                                           9-MOS
<FISCAL-YEAR-END>                                                  DEC-31-1994
<PERIOD-END>                                                       SEP-30-1994
<DEBT-HELD-FOR-SALE>                                                 6,865,300
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              37,100
<MORTGAGE>                                                             193,900  <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                       8,244,100
<CASH>                                                                       0
<RECOVER-REINSURE>                                                      41,200
<DEFERRED-ACQUISITION>                                               1,355,900  <F2>
<TOTAL-ASSETS>                                                      10,874,000
<POLICY-LOSSES>                                                      7,623,400
<UNEARNED-PREMIUMS>                                                    189,500
<POLICY-OTHER>                                                         218,700
<POLICY-HOLDER-FUNDS>                                                  217,400
<NOTES-PAYABLE>                                                        912,800  <F3>
<COMMON>                                                               172,100
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            287,500
<OTHER-SE>                                                             327,200  <F4>
<TOTAL-LIABILITY-AND-EQUITY>                                        10,874,000
<PREMIUMS>                                                             954,200
<INVESTMENT-INCOME>                                                    213,000
<INVESTMENT-GAINS>                                                     (21,000) <F5>
<OTHER-INCOME>                                                         181,800  <F6>
<BENEFITS>                                                             763,500  <F7>
<UNDERWRITING-AMORTIZATION>                                             86,400  <F8>
<UNDERWRITING-OTHER>                                                   152,400
<INCOME-PRETAX>                                                        275,800
<INCOME-TAX>                                                            85,100
<INCOME-CONTINUING>                                                    152,500
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                         (2,400)
<CHANGES>                                                                    0
<NET-INCOME>                                                           150,100
<EPS-PRIMARY>                                                             5.07
<EPS-DILUTED>                                                             4.79
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $49,000 of credit-tenant loans.
  <F2>  Includes $1,113,500 of cost of policies purchased.
  <F3>  Includes notes payable of Bankers Life Holding Corporation of $279,800 and
        CCP II of $374,400 which are not direct obligations of Conseco.
  <F4>  Includes retained earnings of $530,800, offset by net unrealized depreciation of securities of $203,600.
  <F5>  Includes net realized losses of $17,400 and a net trading loss of $3,600.
  <F6>  Includes fee revenue of $42,500, equity in earnings of Western National
        Corporation of $38,900, equity in earnings of CCP Insurance, Inc. of $22,200, restructuring income of $65,300 and other income of $12,900.
  <F7>  Includes insurance policy benefits of $680,100, change in future policy benefits of $31,500 and interest expense on annuities and financial products of $51,900.
  <F8>  Includes amortization of cost of policies purchased of $52,700 and cost of policies purchased of $36,300 and amortization related to realized losses of
        $(2,600).
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